Exhibit 99.1

Solbright and M2M Spectrum Networks Merge

to Create Iota Communications, Inc.

Iota Communications to be the first publicly-traded, pure-play, fully-featured IoT network operating company in the U.S.

NEWARK, N.J., July 31, 2018 -- Solbright Group, Inc. (OTCQB: SBRT), an industrial AI, machine learning and energy management company providing Internet of Things (IoT) solutions for commercial and industrial facilities, and M2M Spectrum Networks, LLC, the fast-growing, national, dedicated IoT network access and IoT solutions company, today announced the signing of a merger agreement creating the first publicly-traded, pure-play, fully-featured IoT network operating company in the U.S.

The merger follows Solbright and M2M’s June partnership announcement, offering a comprehensive, next-generation Smart Facilities line of products and services, called SF Net, which includes security, asset tracking, facilities management, energy management, predictive maintenance and more.

The new combined company, to be renamed Iota Communications, Inc. (“Iota”), will add Iota’s healthcare, logistics, agricultural, and geo-marketing base to Solbright’s smart facilities and industrial offerings, bringing together:

●	M2M’s best-in-class, end-to-end network connectivity employing FCC-licensed radio spectrum;
●	a robust IoT cloud platform buttressed with BrightAI from Solbright; and
●	a combined suite of applications for the IoT’s most valuable verticals.

“The more we understood Solbright’s resources, the more we realized that a complete integration of the two companies would have the potential to create significant value for both customers and shareholders”, said Iota Co-Founder and CEO Barclay Knapp. “Our plug-and-play IoT network access system, licensed radio frequencies, and customer applications, coupled with Solbright’s superior ‘back-end’ analytical capabilities, will provide a comprehensive end-to-end platform that we believe is unmatched in today’s IoT industry. We anticipate that becoming the country’s first publicly-traded, pure-play IoT network operating company will provide us with significant competitive advantages as we accelerate Iota’s strategic development.”

“Our partnership with Iota revealed a tremendous opportunity for us to put the companies together to drive value for our shareholders and customers,” added Solbright Chairman and CEO Terrence DeFranco. “This transaction is potentially a catalyst to place us years ahead in terms of our existing business in serving commercial and industrial facilities managers while adding significant value as a full service, turn-key IoT service provider in multiple verticals. In all, we believe this deal puts us at the forefront in the industry and we could not be more excited to be a part of such a dynamic and explosive opportunity.”

M2M, with offices in New Hope, PA and Phoenix, AZ, provides comprehensive solutions for creating, connecting and managing communications for IoT. The company created the first dedicated, national, carrier-grade wireless network system to standardize and simplify IoT network access for end-customers. It employs FCC licensed radio spectrum to ensure quality and reliability. M2M’s network system connects standard Bluetooth Low Energy (BLE) and WiFi-based beacons and sensors to its cloud platform data store, from which any end-user application can access location, tracking, or sensor-based data for inclusion into end-user management systems.

Solbright, with offices in Newark, NJ and Charleston, SC, is an industrial automation and energy management company providing IoT solutions that help commercial and industrial facilities increase efficiency and reduce cost. It delivers technology solutions for building and machine automation and energy conservation that complement its energy conservation services such as LED lighting retrofits, HVAC system retrofits and solar engineering, procurement and construction services.

Under the terms of the Agreement and Plan of Merger and Reorganization executed on July 30th, 2018, Spectrum Networks Group, LLC, the majority owner of M2M, will convert its previously announced $5 million investment into Solbright common stock at $1.00 per share. Solbright will acquire 100 percent of M2M in accordance with a share exchange in which approximately 143.27 million shares of common stock will be issued to the equity owners of M2M plus warrants to acquire an additional approximate 11.99 million shares of common stock. M2M is also bringing significant additional funding capability over the next 18 months from its ongoing Spectrum Partners Program, which Iota intends to utilize going forward.

The parties expect the closing to take place in early September 2018.

Iota will be led by Barclay Knapp as Chairman and CEO and Terrence DeFranco as President and CFO. Barclay Knapp and Terrence DeFranco will be the initial members of the Board of Directors and additional members will be appointed at the time of the merger. The parties expect to change Solbright’s trading symbol shortly after the closing of the merger, and Iota intends to apply for an up-listing of its stock onto a major exchange upon meeting the listing qualifications.

Ladenburg Thalmann & Co. Inc. acted as sole advisor to M2M. Morgan, Lewis & Bockius, LLP acted as legal counsel to M2M and Crone Law Group acted as legal counsel to Solbright.

To learn more about the Solbright-M2M merger, visit this special FAQ page at https://www.solbrightgroup.com/solbright-iota-faqs

To learn more about Solbright Group, visit their website at https://www.solbrightgroup.com.

To learn more M2M/Iota Communications, visit their website at https://www.iotacommunications.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving Solbright Group, Inc. (“Solbright”), Iota Networks, LLC (“Iota”), M2M Spectrum Networks, LLC (“M2M”) and Spectrum Networks Group, LLC (“Spectrum”). The adoption of the Agreement and Plan of Merger and Reorganization and the approval of the transactions contemplated thereby will be submitted to the stockholders of Solbright for their consideration, and Solbright will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive information statement, which will be mailed to Solbright stockholders. However, such documents are not currently available.

Investors and security holders may obtain free copies of the definitive information statement, any amendments or supplements thereto and other documents containing important information about each of Solbright and M2M, once such documents are filed by Solbright with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, copies of the documents filed with the SEC by Solbright will be available free of charge under the heading “SEC Filings” within the “Investor Relations” section of Solbright’s website at www.solbrightgroup.com or by contacting Solbright’s Investor Relations Department at One Gateway Center, 26th Floor, Newark, NJ 07102, Attn: Investor Relations; by telephone: (973) 339-3855; or by email: investors@solbrightgroup.com.

Forward-Looking Statement

Certain information contained in this press release includes "forward-looking statements" related to our regulatory submissions and projected cash position. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," “likely,” "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our ability to succeed in completing the merger, implementing the post-merger business strategy, and unforeseen market factors or events in our business development plans and the other risks set forth our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE: Solbright Group, Inc.

Contact:

For Solbright Group, Inc:

Solbright Group, Inc.

One Gateway Center, 26th Floor

Newark, NJ 07102

Attn: Investor Relations

investors@solbrightgroup.com

For M2M Spectrum Networks, LLC (dba Iota):

M2M Spectrum Networks, LLC dba Iota

PR Department

Attn: Merger Inquiry

1-855-743-6478

Contact@iotacommunications.com